Exhibit 99.1

X-energy and Ares Acquisition Corporation Mutually Agree to Terminate Business Combination Agreement

ROCKVILLE, MD and NEW YORK – October 31, 2023 – X-Energy Reactor Company, LLC (“X-energy”), a leading developer of advanced small modular nuclear reactors and fuel technology for clean energy generation, and Ares Acquisition Corporation (NYSE: AAC) (“AAC”), a publicly-traded special purpose acquisition company, announced today that they have mutually agreed to terminate their previously announced business combination agreement (the “Business Combination Agreement”), effective immediately. As a result, the extraordinary general meeting of AAC shareholders scheduled for October 31, 2023 to approve the proposed transaction will be convened and then adjourned indefinitely. Additionally, the extraordinary general meeting of AAC shareholders scheduled for November 2, 2023 to vote on a proposal to extend the date by which AAC must consummate a business combination will be convened and then adjourned indefinitely.

Over the course of 2023, X-energy received strong interest from potential investors. However, given challenging market conditions, peer-company trading performance and a balancing of the benefits and drawbacks of becoming a publicly traded company under current circumstances, X-energy and AAC jointly determined that it was the best course of action at this time not to proceed with their previously announced transaction.

“I am deeply proud of the remarkable business that the X-energy team has built, and I am confident in the company’s future as a global clean energy leader,” said Kam Ghaffarian, Ph. D., Founder and Executive Chairman of X-energy. “Both X-energy and AAC recognize the challenges presented by the current financial market environment and the opportunity for X-energy to continue forward as a private company. I remain confident in X-energy’s attractive value proposition, and I appreciate the support we have received from AAC and other investors. X-energy is as committed as ever to delivering clean, safe and secure energy solutions that can meet the demand from communities around the world.”

“The X-energy team will continue to make critical progress toward our long-term objectives,” said J. Clay Sell, Chief Executive Officer of X-energy. “Among our notable accomplishments in the last year, we have advanced the initial deployment of four Xe-100 units with Dow on the Texas Gulf Coast, signed a joint development agreement with Energy Northwest for up to 12 Xe-100 units in central Washington, progressed the Xe-100 from basic design to the Final Design Readiness Review phase and signed a cooperative agreements with both the U.S. Department of Defense and U.S. Department of Energy to further advance the development of a mobile microreactor design. Looking ahead, we will continue to execute against our strategy that capitalizes on our proprietary clean energy technology, competitive advantages and strategic relationships to the benefit of our customers and stakeholders around the world.”

“While the persistently volatile public market conditions over the course of 2023 have led to this mutual decision, we remain steadfast in our belief in X-energy’s exceptional talent, differentiated nuclear technology and mission to deliver affordable, zero-carbon energy on a global scale,” said David Kaplan, Co-Chairman and Chief Executive Officer of AAC and Co-Founder, Director and Partner of Ares Management Corporation. “We remain unwavering in our belief in the significant market opportunity for X-energy, and we look forward to supporting the company through its successes ahead.”

An investment vehicle affiliated with Ares Management Corporation (NYSE: ARES) has agreed to make a private investment into X-energy in order to support X-energy’s continued growth as a private company.

Neither party will be required to pay the other a termination fee as a result of the mutual decision to terminate the business combination agreement. Pursuant to the terms of the termination agreement between AAC and X-energy, X-energy assumed from AAC and agreed to pay, perform and discharge the liabilities of AAC with respect to the payment in cash of certain fees, costs and expenses of AAC and its affiliates.

In view of the termination of the Business Combination Agreement, AAC determined that it will not be able to consummate an initial business combination within the time period required by its amended and restated memorandum and articles of association (as amended, the “Articles”). As such, AAC intends to dissolve and liquidate in accordance with the provisions of the Articles and will redeem all of the outstanding Class A Ordinary Shares, par value $0.0001 per share (the “Public Shares”), on or about November 7, 2023.

AAC anticipates that the last day of trading in the Public Shares will be November 6, 2023 and that, as of the open of business on November 7, 2023, the Public Shares, including those that were not submitted for redemption, will be suspended from trading, will be deemed cancelled and will represent only the right to receive the per-share redemption price for the Public Shares of approximately $10.79 (the “Per-Share Redemption Amount”), based on the amount in the Trust Account as of October 27, 2023. In accordance with the terms of the Articles, AAC expects to retain $100,000 of the interest earned on the Trust Account to pay dissolution expenses.

The Per-Share Redemption Amount will be payable to the holders of the Public Shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to AAC’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Per-Share Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to AAC’s warrants. AAC’s initial shareholders have waived their redemption rights with respect to the outstanding Class B ordinary shares, par value $0.0001 per share, issued prior to AAC’s initial public offering. As of November 6, 2023, AAC will cease all operations except those required to wind up AAC’s business.

AAC expects that The New York Stock Exchange will file a Form 25 with the U.S. Securities and Exchange Commission to delist its securities.

About X-Energy Reactor Company, LLC

X-Energy Reactor Company, LLC, is a leading developer of advanced small modular nuclear reactors and fuel technology for clean energy generation that is redefining the nuclear energy industry through its development of safer and more efficient reactors and proprietary fuel to deliver reliable, zero-carbon and affordable energy to people around the world. X-energy’s simplified, modular, and intrinsically safe SMR design expands applications and markets for deployment of nuclear technology and drives enhanced safety, lower cost and faster construction timelines when compared with conventional nuclear. For more information, visit X-energy.com or connect with us on Twitter or LinkedIn.

About Ares Acquisition Corporation

AAC is a special purpose acquisition company (SPAC) affiliated with Ares Management Corporation, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. For more information about AAC, please visit www.aresacquisitioncorporation.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to the termination of the Business Combination Agreement, any private investment in X-Energy and the anticipated timing of AAC’s delisting, liquidation and dissolution. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. Readers are cautioned not to put undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and AAC assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by securities and other applicable laws.

CONTACTS

X-energy

Media:

Robert McEntyre

media@x-energy.com

Ares Acquisition Corporation

Investors:

Carl Drake and Greg Mason

+1-888-818-5298

IR@AresAcquisitionCorporation.com

Media:

Jacob Silber

+1-212-301-0376

media@aresmgmt.com